UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2018 (September 12, 2018)

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders

On September 12, 2018, Newgioco Group, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). A total of 53,099,337 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 22, 2018, are as follows:

Proposal 1. At the Annual Meeting, the terms of all five members of the Company’s board of directors (the “Board of Directors”) expired. All of the five nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Michele Ciavarella	53,099,337	22,440,961	0
Luca Pasquini	53,099,337	22,440,961	0
Russ McMeekin	53,099,337	22,440,961	0
Harold Wolkin	53,099,337	22,440,961	0
William Rutsey	53,099,337	22,440,961	0

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of Pitagora Revisione, S.r.l. as the Company’s independent public accountant for the fiscal year ending December 31, 2018. The result of the votes to approve Pitagora Revisione, S.r.l. was as follows:

For	Against	Abstain
53,099,337	0	22,440,961

Proposal 3. At the Annual Meeting, the stockholders approved the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the reservation of 9,200,000 shares of common stock for issuance thereunder. The result of the votes to approve the 2018 Plan was as follows:

For	Against	Abstain	Broker Non-Vote
53,099,337	0	22,440,961	0

Proposal 4.  At the Annual Meeting, the stockholders approved an advisory vote on executive compensation. The result of the votes to approve the advisory vote on executive compensation was as follows:

For	Against	Abstain	Broker Non-Vote
53,099,337	0	22,440,961	0

Proposal 5. At the Annual Meeting, the stockholders approved a three-year frequency for holding an advisory vote on executive compensation. The result of the votes to approve the three-year frequency was as follows:

1 Year	2 Years	3 Years	Abstain
0	0	53,099,337	22,440,961

Proposal 6. At the Annual Meeting, the stockholders approved  the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The result of the votes to approve the Certificate of Incorporation was as follows:

For	Against	Abstain	Broker Non-Vote
53,099,337	0	22,440,961	0

Proposal 7. At the Annual Meeting, the stockholders approved granting discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s outstanding common stock, at a ratio within the range of 1-for-2 to 1-for-20, at any time prior to September 12, 2019 (the “Reverse Stock Split”). The result of the votes to approve the Reverse Stock Split was as follows:

For	Against	Abstain	Broker Non-Vote
53,099,337	0	22,440,961	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Michele Ciavarella
Chief Executive Officer